UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2023

Zevra Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36913	20-5894398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Celebration Boulevard, Suite 103, Celebration, FL		34747
(Address of Principal Executive Offices)		(Zip Code)

(321) 939-3416
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZVRA	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2023, Richard W. Pascoe, the Chief Executive Officer of Zevra Therapeutics, Inc. (the “Company” or “Zevra”), resigned as the Company’s Chief Executive Officer, effective as of June 1, 2023.

Additionally, on May 3, 2023, Matthew R. Plooster and Joseph B. Saluri, each a Class III director of the Company, notified the Company’s Board of Directors (the “Board”) that they do not intend to stand for re-election at the Company’s 2024 annual meeting of stockholders. The Board intends to immediately initiate a search for director candidates to fill each of Mr. Plooster’s and Mr. Saluri’s seats, and Mr. Plooster and Mr. Saluri have informed the Board that they intend to resign as soon as the Board finds candidates to fill the vacancies their resignations will create.

Transition Agreement

In connection with Mr. Pascoe’s resignation, the Company entered into a transition agreement with Mr. Pascoe (the “Transition Agreement”). Mr. Pascoe will serve as the Company’s Chief Executive Officer through the earlier of (i) June 1, 2023 or (ii) the earlier date determined by the Company (the “Transition Period”) and will continue to earn his current base salary and participate in the Company’s benefit plans during the Transition Period. Pursuant to the terms of the Transition Agreement, subject to his timely delivering a release of claims in the Company’s favor and completing the Transition Period, Mr. Pascoe will receive severance payments and benefits consisting of (i) continued payment of his base salary for 12 months following the date on which Mr. Pascoe’s employment with the Company ends (the “Separation Date”), (ii) up to 12 months of continued medical, dental and vision coverage pursuant to COBRA, (iii) an amount equal to Mr. Pascoe’s target annual bonus, pro-rated through the Separation Date and (iv) accelerated vesting of his outstanding equity awards. In addition, the exercise period of vested options to purchase the Company’s common stock held by Mr. Pascoe will be extended through the nine-month anniversary of the Separation Date.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Transition Agreement, dated as of May 6, 2023, between Zevra Therapeutics, Inc. and Richard W. Pascoe.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zevra Therapeutics, Inc.

Date: May 8, 2023	By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton, CPA
Chief Financial Officer, Secretary and Treasurer